
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM SEC FORM
10-Q FOR THE THREE MONTHS ENDED JUNE 30, 1998 AND IS QUALIFIED IN ITS ENTIRETY
BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                          25,613
<SECURITIES>                                    26,349<F4>
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                         75
<CURRENT-ASSETS>                                52,331
<PP&E>                                          32,127
<DEPRECIATION>                                  16,611
<TOTAL-ASSETS>                                  82,268
<CURRENT-LIABILITIES>                           19,622
<BONDS>                                         48,871<F1>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                            39
<OTHER-SE>                                      11,869<F2>
<TOTAL-LIABILITY-AND-EQUITY>                    82,268
<SALES>                                             87
<TOTAL-REVENUES>                                 4,387
<CGS>                                               64
<TOTAL-COSTS>                                    3,828<F3>
<OTHER-EXPENSES>                                13,502
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               1,973
<INCOME-PRETAX>                               (17,410)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (17,410)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (17,410)
<EPS-PRIMARY>                                   (0.45)
<EPS-DILUTED>                                   (0.45)

<F1>Includes bonds, mortgages and other long-term debt, including capitalized leases.
<F2>Includes additional paid in capital, other additional capital and retained earnings, appropriated and unappropriated.
<F3>Per Chief Accountant at the SEC, this amount excludes sales and G&A expenses, includes costs and expenses applicable to sales and revenues, and tangible costs of goods sold.
<F4>Includes Restricted Cash.

Note: This above schedule is defined in Regulation S-K 229.601 (Page 13,202), as well as Article 5 of the Federal Securities Laws, Regulation 210.5-03 and per Chief Accountant at the SEC, this schedule will not foot.

